Exhibit 99.1

Calumet Specialty Products Partners, L.P. Reports Second Quarter 2019 Results
Company uses improved liquidity position to repurchase additional $67 million of unsecured notes
Solid execution against strategic priorities drives over $62 million in Cash Flow from Operations and net leverage down to 4.6x
INDIANAPOLIS — (PR NEWSWIRE) — August 8, 2019 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” the “Company,” “we,” “our” or “us”), a leading independent producer of specialty hydrocarbon and fuel products, today reported results for the second quarter ended June 30, 2019, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Dollars in millions, except per unit data)
Net loss	$(16.8)	$(51.9)	$(0.4)	$(56.7)
Limited partners’ interest basic and diluted net loss per unit	$(0.21)	$(0.65)	$—	$(0.71)
Adjusted net income (loss)	$16.6	$(0.8)	$15.9	$(3.6)
Adjusted income (loss) per unit	$0.21	$(0.01)	$0.20	$(0.05)
Adjusted EBITDA	$79.6	$78.9	$177.3	$153.9
Adjusted EBITDA (excluding LCM/LIFO)	$77.0	$67.0	$136.7	$138.9
The Partnership’s $16.8 million of Net loss and $0.21 Net loss per unit for the second quarter 2019 included a $2.6 million favorable net impact related to the non-cash lower of cost or market ("LCM") inventory adjustments, a $16.2 million non-cash loss on impairment and disposal of assets and a $12.2 million unrealized hedging loss. Excluding these and other non-cash charges, Adjusted net income and Adjusted net income per unit were $16.6 million and $0.21, respectively. The Partnership’s $79.6 million of Adjusted EBITDA for the second quarter 2019 included a $2.6 million favorable net impact related to the non-cash LCM inventory adjustments. Excluding this impact, Adjusted EBITDA (excluding-LCM/LIFO) was $77.0 million.
For detailed information on the non-GAAP measures presented in this release and a reconciliation of such measures to the nearest comparable GAAP measure for the periods presented above, please see the sections of this release entitled “Non-GAAP Financial Measures” and “Non-GAAP Reconciliations.”
Management Commentary
“Calumet executed another solid quarter of operational and financial performance, resulting in significant de-leveraging results," said Tim Go, Chief Executive Officer of Calumet. “Solid execution against our strategy, combined with structural changes to how we manage our working capital and inventories, helped the Company generate over $62 million in cash flow from operations. We utilized the improving cash flow performance and enhanced liquidity position to opportunistically repurchase $67 million of aggregate principal amount of 2021 notes outstanding during the quarter, and $90 million of aggregate principal amount year to date. We intend to continue to make opportunistic open market repurchases utilizing our excess liquidity. Our trailing twelve-month Pro Forma Adjusted EBITDA (ex. LCM/LIFO) of $299 million was up 46% year-over-year, as the Company continues to capture benefits from the profitability plans put in place last year. Additionally, our solid quarterly performance continued to strengthen Calumet’s balance sheet and reduced our Net debt/LTM Adjusted EBITDA to 4.6x, a meaningful step down from 4.9x in the prior quarter.”
Go concluded, "Calumet’s liquidity improved by $13 million during the second quarter, to $473 million, despite our debt repurchase activity. Importantly, we continue to see strong returns from our Self-Help program, which captured an additional $8 million in Adjusted EBITDA in the quarter, and nearly $22 million during the first half of fiscal 2019. These results came primarily from operational improvements at our Shreveport and San Antonio refineries, allowing for increased production capacity and increased margin capture, as well as through ERP-driven efficiencies that are facilitating a continued reduction in Calumet’s transportation costs. Additionally, continued focus on operational performance and improved utilization across our assets helped drive quarterly records for feedstock runs at our Cotton Valley solvents plant and production volumes at our Shreveport refinery. We remain focused on our transformation to be the premier specialty petroleum products company in the world, which we will accomplish by delivering consistent improvements to our operational and financial performance, continuing to de-lever our balance sheet and by positioning our business for future growth."

Specialty Products Segment | Results Summary

	Three Months Ended June 30,
	2019	2018
	(Dollars in millions, except per barrel data)
Specialty products segment gross profit	$82.0	$88.0
Specialty products segment gross profit (excluding LCM/LIFO)	$82.4	$83.9
Specialty products segment Adjusted EBITDA	$47.3	$53.7
Specialty products segment Adjusted EBITDA (excluding LCM/LIFO)	$47.7	$49.6
Specialty products segment gross profit per barrel	$36.59	$37.12
Specialty products segment gross profit per barrel (excluding LCM/LIFO)	$36.77	$35.39
Specialty products TTM Adjusted EBITDA Margin	12.5%	12.5%
Specialty products quarterly Adjusted EBITDA Margin	13.7%	14.0%
Specialty products segment Adjusted EBITDA Margin (excluding LCM/LIFO)	13.9%	13.0%
During the second quarter, Specialty products segment gross profit was $82.0 million and Adjusted EBITDA was $47.3 million, which included $0.4 million of unfavorable LCM adjustments. Excluding these non-cash adjustments, second quarter segment gross profit was $82.4 million and Adjusted EBITDA was $47.7 million, a decrease of 1.8% and 3.8%, respectively, versus the second quarter of 2018. This year-over-year decline in Adjusted EBITDA was driven primarily by lower sales volumes due to planned downtime at our Shreveport refinery and ongoing product rationalization and elimination of low-margin business in the finished lubricants and lubricating oils businesses, rising crude prices of 9.0% versus the preceding quarter and non-recurring business improvement expenses of $3.0 million associated with the execution of our self-help initiatives. Specialty products segment gross profit per barrel and Adjusted EBITDA Margin were $36.59 and 13.7%, respectively. Excluding non-cash LCM adjustments, Specialty products segment gross profit per barrel of $36.77 grew 3.9% compared to the year-ago period, driven in part by the contributions from the business unit profitability plans implemented last year. Excluding non-cash LCM adjustments, Specialty segment Adjusted EBITDA Margin of 13.9% improved significantly compared to the year-ago period results of 13.0%, as the rationalization of low-margin products and sales mix upgrading more than offset the 9.0% rise in average crude prices during the quarter, and continued weakness in base oil prices driven by market oversupply.
Fuel Products Segment | Results Summary

	Three Months Ended June 30,
	2019	2018
	(Dollars in millions, except per barrel data)
Fuel products segment gross profit	$25.1	$35.4
Fuel products segment gross profit (excluding LCM/LIFO)	$22.1	$27.6
Fuel products segment Adjusted EBITDA	$32.3	$25.6
Fuel products segment Adjusted EBITDA (excluding LCM/LIFO)	$29.3	$17.8
Fuel products segment gross profit per barrel	$3.52	$5.09
Fuel products segment gross profit per barrel (excluding LCM/LIFO)	$3.10	$3.97
During the second quarter, Fuel products segment gross profit of $25.1 million decreased compared to results of $35.4 million in the year-ago period, driven primarily by lower crude differentials to benchmark WTI and higher Renewable Identification Numbers (“RINs”) costs compared to the year-ago period. Adjusted EBITDA of $32.3 million increased compared to $25.6 million in last year’s comparable quarter. Excluding the favorable impact of $3.0 million of non-cash LCM adjustments this quarter, Adjusted EBITDA was $29.3 million, up from $17.8 million in the year-ago period, driven primarily by improved utilization and record production volumes at our Shreveport refinery. Gross profit per barrel of $3.52 decreased compared to $5.09 in the year-ago period, primarily due to unfavorable crude differentials for heavy Canadian crude and Midland-WTI, non-cash LCM charges and higher RINs prices compared to last year’s comparable quarter.
Partnership Liquidity
As of June 30, 2019, the Partnership had total liquidity of $473.1 million, comprised of $173.5 million of cash and $299.6 million of availability under the revolving credit facility. As of June 30, 2019, Calumet had a $376.7 million borrowing base, $77.1 million in outstanding standby letters of credit and no outstanding borrowings. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.

Full-Year 2019 Capital Spending Forecast
Through the second quarter of 2019, total capital spending was $25.8 million, primarily related to growth capital and maintenance and turnaround activity. For the full-year 2019 the Partnership’s capital expenditures are expected to come near the low end of the previously guided range of $80.0 million and $90.0 million.
Operations Summary
The following table sets forth information about the Partnership’s combined operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, and the resale of crude oil in the Partnership’s fuel products segment.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In bpd)
Total sales volume (1)	102,923	102,484	105,961	95,298
Total feedstock runs (2)	104,415	98,704	104,921	91,637
Facility production: (3)
Specialty products:
Lubricating oils	11,327	13,755	11,839	11,904
Solvents	7,317	7,726	7,624	7,854
Waxes	1,427	1,172	1,403	1,205
Packaged and synthetic specialty products (4)	1,747	2,458	1,810	2,448
Other	1,660	2,087	1,417	1,898
Total	23,478	27,198	24,093	25,309

Fuel products:
Gasoline	23,245	21,135	23,924	19,501
Diesel	28,233	27,993	29,349	25,534
Jet fuel	5,517	2,705	4,081	3,223
Asphalt, heavy fuel oils and other	21,484	20,869	20,413	18,909
Total	78,479	72,702	77,767	67,167
Total facility production (3)	101,957	99,900	101,860	92,476

(1)
Total sales volume includes sales from the production at the Partnership’s facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in the Partnership’s fuel products segment sales.

The increase in total sales volume for the three and six months ended June 30, 2019, as compared to the same periods in 2018, is due primarily to improved plant utilization in the first and second quarters of 2019.

(2)
Total feedstock runs represent the barrels per day (“bpd”) of crude oil and other feedstocks processed at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements.

The increase in total feedstock runs for the three and six months ended June 30, 2019, as compared to the same periods in 2018, is due primarily to improved plant utilization in the first and second quarters of 2019. In the first and second quarters of 2018, turnaround activities at the Shreveport refinery and certain third-party processing facilities and maintenance activities negatively impacted our sales volumes.

(3)
Total facility production represents the bpd of specialty products and fuel products yielded from processing crude oil and other feedstocks at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

The change in total facility production for the three and six months ended June 30, 2019, as compared to the same periods in 2018, is due primarily to the operational items discussed above in footnote 2.

(4)	Represents production of finished lubricants and chemicals specialty products including the products from the Royal Purple, Bel-Ray and Calumet Packaging facilities.
Derivatives Summary
The following table summarizes the derivative activity reflected in the unaudited condensed consolidated statements of operations and unaudited condensed consolidated statements of cash flows for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In millions)
Derivative loss reflected in cost of sales	$—	$(2.1)	$—	$(2.1)
Derivative loss reflected in gross profit	$—	$(2.1)	$—	$(2.1)

Realized gain (loss) on derivative instruments	$22.5	$—	$34.2	$(2.1)
Unrealized gain (loss) on derivative instruments	(12.2)	0.8	(14.8)	2.8
Total derivative gain (loss) reflected in the unaudited condensed consolidated statements of operations	$10.3	$(1.3)	$19.4	$(1.4)
Total gain (loss) on commodity derivative settlements	$22.5	$—	$34.2	$(2.1)
Webcast Information
A conference call is scheduled for 9:00 a.m. ET on August 8, 2019 to discuss the financial and operational results for the second quarter of 2019. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.com. Interested parties may also participate in the call by dialing (866) 584-9671 and entering the passcode 7675835. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company's website, under the events and presentations section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products and produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates 11 manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook and cash flows, (ii) our expectation regarding anticipated capital expenditures and strategic initiatives, (iii) our ability to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures, and (iv) expectations regarding future repurchases of debt. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuel products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; impact of possible divestitures of assets or business; our access to capital, including debt and equity markets, to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuels Standard, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.
We use the following performance and liquidity measures:
EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including debt issuance costs), income taxes and depreciation and amortization.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss) and (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), income (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin for any period as Adjusted EBITDA divided by sales.
Adjusted net income (loss): We define Adjusted net income (loss) for any period as: net income (loss) adjusted for (a) impairment; (b) unrealized losses from mark to market accounting for hedging activities; (c) realized gains under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss) and (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; (h) LCM inventory adjustments and (i) the impact of liquidation of last-in, first-out (“LIFO”) inventory layers.
Adjusted earnings (loss) per unit: We define Adjusted earnings (loss) per unit for any period as Adjusted net income (loss) divided by average limited partner units (diluted).
Adjusted EBITDA (excluding LCM/LIFO): We define Adjusted EBITDA (excluding LCM/LIFO) for any period as Adjusted EBITDA excluding the impact of LCM inventory adjustments and the impact of liquidation of LIFO inventory layers.
Specialty products segment gross profit (excluding LCM/LIFO): We define Specialty products segment gross profit (excluding LCM/LIFO) for any period as Specialty products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation LIFO inventory layers.
Fuel products segment gross profit (excluding LCM/LIFO): We define Fuel products segment gross profit (excluding LCM/LIFO) for any period as Fuel products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation of LIFO inventory layers.
Further, management and various investors use the ratio of Net debt (defined as total debt less cash) to Adjusted EBITDA, or “net debt leverage,” as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. The metric “total debt less cash” includes borrowed long-term debt, letters of credit, and capital lease obligations, less cash.
The definitions of Adjusted EBITDA and Distributable Cash Flow that are presented in this press release are consistent with the calculation of “Consolidated Cash Flow” contained in the indentures governing our 6.50% senior notes due April 15, 2021, that were issued in March 2014 (the “2021 Notes”), our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”) and our 7.75% senior notes due April 15, 2023 (the “2023 Notes”), that were issued in March 2015. We are required to report Consolidated Cash Flow to the holders of our 2021 Notes, 2022 Notes and 2023 Notes and Adjusted EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.
These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and

•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments.
We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions and interest costs. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) management recognizes and considers the limitations of these measurements. EBITDA, Adjusted

EBITDA and Adjusted EBITDA (excluding LCM/LIFO) do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss) to Net income (loss), our most directly comparable GAAP financial performance measure; Distributable Cash Flow to net cash provided by (used in) operating activities, our most directly comparable GAAP liquidity measure, for each of the periods indicated; and segment gross profit (excluding LCM/LIFO) to segment gross profit, our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sales	$896.9	$945.5	$1,748.2	$1,696.0
Cost of sales	789.8	822.1	1,505.1	1,459.4
Gross profit	107.1	123.4	243.1	236.6
Operating costs and expenses:
Selling	14.3	10.6	27.6	25.3
General and administrative	37.8	31.9	72.7	72.5
Transportation	31.6	33.0	67.5	63.3
Taxes other than income taxes	4.7	5.4	9.8	7.3
Loss on impairment and disposal of assets	16.2	0.7	27.9	1.2
Other operating income	(2.2)	(1.8)	(0.9)	(17.9)
Operating income	4.7	43.6	38.5	84.9
Other income (expense):
Interest expense	(33.1)	(37.5)	(65.4)	(82.7)
Gain (loss) from debt extinguishment	0.3	(58.2)	0.7	(58.8)
Gain on derivative instruments	10.3	0.8	19.4	0.7
Other	1.3	0.9	6.6	2.4
Total other expense	(21.2)	(94.0)	(38.7)	(138.4)
Net loss from continuing operations before income taxes	(16.5)	(50.4)	(0.2)	(53.5)
Income tax expense from continuing operations	0.3	0.8	0.2	0.6
Net loss from continuing operations	$(16.8)	$(51.2)	$(0.4)	$(54.1)
Net loss from discontinued operations, net of tax	—	(0.7)	—	(2.6)
Net loss	$(16.8)	$(51.9)	$(0.4)	$(56.7)
Allocation of net loss:
Net loss	$(16.8)	$(51.9)	$(0.4)	$(56.7)
Less:				.
General partner’s interest in net loss	(0.3)	(1.0)	—	(1.1)
Net loss available to limited partners	$(16.5)	$(50.9)	$(0.4)	$(55.6)
Weighted average limited partner units outstanding:
Basic and diluted	78,212,837	77,730,458	78,111,857	77,644,262
Limited partners’ interest basic and diluted net loss per unit:
From continuing operations	$(0.21)	$(0.64)	$—	$(0.68)
From discontinued operations	—	(0.01)	—	(0.03)
Limited partners’ interest	$(0.21)	$(0.65)	$—	$(0.71)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$173.5	$155.7
Accounts receivable, net	259.6	198.0
Inventories	285.1	284.1
Derivative assets	0.7	18.3
Prepaid expenses and other current assets	11.8	13.9
Total current assets	730.7	670.0
Property, plant and equipment, net	1,055.8	1,098.1
Investment in unconsolidated affiliates	9.3	25.4
Goodwill	171.4	171.4
Other intangible assets, net	79.6	88.0
Operating lease right-of-use assets	123.6	—
Other noncurrent assets, net	36.7	34.6
Total assets	$2,207.1	$2,087.5
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$252.6	$200.6
Accrued interest payable	29.6	30.7
Accrued salaries, wages and benefits	26.3	25.7
Other taxes payable	17.9	15.2
Obligations under inventory financing agreements	125.5	105.3
Other current liabilities	79.8	33.8
Current portion of operating lease liabilities	62.1	—
Current portion of long-term debt	2.0	3.8
Total current liabilities	595.8	415.1
Pension and postretirement benefit obligations	4.5	4.5
Other long-term liabilities	1.4	1.5
Long-term operating lease liabilities	62.5	—
Long-term debt, less current portion	1,475.8	1,600.7
Total liabilities	2,140.0	2,021.8
Commitments and contingencies
Partners’ capital:
Partners’ capital	74.6	74.4
Accumulated other comprehensive loss	(7.5)	(8.7)
Total partners’ capital	67.1	65.7
Total liabilities and partners’ capital	$2,207.1	$2,087.5

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net loss	$(0.4)	$(56.7)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net loss from discontinued operations	—	2.6
Depreciation and amortization	55.2	59.2
Amortization of turnaround costs	10.4	6.0
Non-cash interest expense	3.5	4.4
(Gain) loss on debt extinguishments	(0.7)	58.8
Unrealized (gain) loss on derivative instruments	14.8	(2.8)
Equity based compensation	4.6	3.0
Lower of cost or market inventory adjustment	(41.5)	(15.0)
Operating lease expense	37.8	—
Operating lease payments	(37.4)	—
Loss on impairment and disposal of assets	27.9	1.2
Other non-cash activities	(3.6)	(1.0)
Changes in assets and liabilities:
Accounts receivable	(66.6)	19.5
Inventories	40.5	(2.6)
Prepaid expenses and other current assets	6.0	2.2
Derivative activity	(0.3)	(0.3)
Turnaround costs	(6.4)	(7.6)
Other assets	0.1	—
Accounts payable	42.9	(17.7)
Accrued interest payable	(0.5)	(20.3)
Accrued salaries, wages and benefits	(3.0)	(6.7)
Other taxes payable	2.7	5.2
Other liabilities	3.6	(54.7)
Net cash provided by (used in) operating activities	89.6	(23.3)
Investing activities
Additions to property, plant and equipment	(17.1)	(33.3)
Investment in unconsolidated affiliate	—	(3.8)
Proceeds from sale of unconsolidated affiliate	5.0	9.9
Proceeds from sale of business, net	—	28.4
Proceeds from sale of property, plant and equipment	3.7	0.2
Net cash provided by discontinued investing activities	5.0	3.4
Net cash provided by (used in) investing activities	(3.4)	4.8
Financing activities
Proceeds from borrowings — revolving credit facility	—	141.0
Repayments of borrowings — revolving credit facility	—	(141.1)
Repayments of borrowings — senior notes	(88.6)	(400.0)
Payments on finance lease obligations	(0.7)	(1.8)
Proceeds from inventory financing agreements	569.7	529.6
Payments on inventory financing agreements	(547.7)	(533.6)
Proceeds from other financing obligations	—	—
Payments on other financing obligations	(1.2)	(1.6)
Payments on extinguishment of debt	—	(46.6)
Debt issuance costs	—	(2.9)
Contributions from Calumet GP, LLC	0.1	—
Net cash used in financing activities	(68.4)	(457.0)
Net increase (decrease) in cash and cash equivalents	17.8	(475.5)
Cash and cash equivalents at beginning of period	155.7	514.3
Cash and cash equivalents at end of period	$173.5	$38.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF NET LOSS TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of Net loss to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net loss	$(16.8)	$(51.9)	$(0.4)	$(56.7)
Add:
Interest expense	33.1	37.5	65.4	82.7
Depreciation and amortization	27.0	29.5	55.2	59.2
Income tax expense	0.3	0.8	0.2	0.6
EBITDA	$43.6	$15.9	$120.4	$85.8
Add:
Unrealized (gain) loss on derivative instruments	$12.2	$(0.8)	$14.8	$(2.8)
Realized loss on derivatives, not included in net loss or settled in a prior period	—	2.1	—	2.1
Amortization of turnaround costs	5.6	2.7	10.4	6.0
(Gain) loss from debt extinguishment	(0.3)	58.2	(0.7)	58.8
Gain on sale of unconsolidated affiliate (3)	—	—	(1.2)	—
Loss on impairment and disposal of assets	16.2	0.7	27.9	1.2
Equity based compensation and other items	2.3	0.1	5.7	2.8
Adjusted EBITDA	$79.6	$78.9	$177.3	$153.9
Less:
Replacement and environmental capital expenditures (1)	$7.4	$5.0	$13.6	$11.6
Cash interest expense (2)	31.5	35.8	61.9	78.3
Turnaround costs	4.7	0.8	6.4	7.6
Income (loss) from unconsolidated affiliates (3)	—	—	3.8	(3.7)
Income tax expense	0.3	0.8	0.2	0.6
Distributable Cash Flow	$35.7	$36.5	$91.4	$59.5

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA AND EBITDA TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(In millions)

	Six Months Ended June 30,
	2019	2018
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash provided by (used in) operating activities:	(Unaudited)
Distributable Cash Flow	$91.4	$59.5
Add:
Replacement and environmental capital expenditures (1)	13.6	11.6
Cash interest expense (2)	61.9	78.3
Turnaround costs	6.4	7.6
Income (loss) from unconsolidated affiliates (3)	3.8	(3.7)
Income tax expense	0.2	0.6
Adjusted EBITDA	$177.3	$153.9
Less:
Unrealized (gain) loss on derivative instruments	$14.8	$(2.8)
Realized loss on derivatives, not included in net loss or settled in a prior period	—	2.1
Amortization of turnaround costs	10.4	6.0
(Gain) loss from debt extinguishment	(0.7)	58.8
Gain on sale of unconsolidated affiliate(3)	(1.2)	—
Loss on impairment and disposal of assets	27.9	1.2
Equity based compensation and other items	5.7	2.8
EBITDA	$120.4	$85.8
Add:
Unrealized (gain) loss on derivative instruments	$14.8	$(2.8)
Cash interest expense (2)	(61.9)	(78.3)
Equity based compensation	4.6	1.8
Lower of cost or market inventory adjustment	(41.5)	(15.0)
(Income) loss from unconsolidated affiliates(3)	(3.8)	3.7
Gain on sale of unconsolidated affiliates(3)	(1.2)	—
Amortization of turnaround costs	10.4	6.0
(Gain) loss from debt extinguishment	(0.7)	58.8
Operating lease expense	37.8	—
Operating lease payments	(37.4)	—
Loss on impairment and disposal of assets	27.9	1.2
Income tax expense	(0.2)	(0.6)
Changes in assets and liabilities:
Accounts receivable	(66.6)	19.5
Inventories	40.5	(2.6)
Other current assets	6.0	2.2
Derivative activity	(0.3)	(0.3)
Turnaround costs	(6.4)	(7.6)
Other assets	0.1	—
Accounts payable	42.9	(17.7)
Accrued interest payable	(0.5)	(20.3)
Other current liabilities	3.3	(56.2)
Other	1.4	(0.9)
Net cash provided by (used in) operating activities	$89.6	$(23.3)

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

(3)
In 2018, the Company and The Heritage Group formed Biosyn Holdings, LLC (“Biosyn”) for the purposes of acquiring Biosynthetic Technologies, LLC (“Biosynthetic Technologies”), a startup company which developed an intellectual property portfolio for the manufacture of renewable-based and biodegradable esters. The initial cash investment of $3.8 million made by the Company into Biosyn was expensed in the period ended March 31, 2018 given Biosyn’s operations were all related to research and development. The Company accounts for its ownership in Biosyn under the equity method of accounting. During March 2019, the Company sold its investment to The Heritage Group and recognized a gain of $5.0 million. For comparability purposes, $3.8 million of the gain is included in Adjusted EBITDA for the six months ended June 30, 2019.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET LOSS
(In millions)

	Three Months Ended June 30,
	2019	2018
Reconciliation of Segment Adjusted EBITDA to EBITDA and Net loss:	(Unaudited)
Segment Adjusted EBITDA
Specialty products Adjusted EBITDA	$47.3	$53.7
Fuel products Adjusted EBITDA	32.3	25.6
Discontinued operations Adjusted EBITDA	—	(0.4)
Total segment Adjusted EBITDA	$79.6	$78.9
Less:
Unrealized (gain) loss on derivative instruments	$12.2	$(0.8)
Realized loss on derivatives, not included in net loss or settled in a prior period	—	2.1
Amortization of turnaround costs	5.6	2.7
Loss on impairment and disposal of assets	16.2	0.7
(Gain) loss from debt extinguishment	(0.3)	58.2
Equity based compensation and other items	2.3	0.1
EBITDA	$43.6	$15.9
Less:
Interest expense	$33.1	$37.5
Depreciation and amortization	27.0	29.5
Income tax expense	0.3	0.8
Net loss	$(16.8)	$(51.9)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT METRICS EXCLUDING LCM/LIFO
(In millions, except per barrel data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of Segment Metrics Excluding LCM/LIFO:	(Unaudited)
Specialty products segment Adjusted EBITDA	$47.3	$53.7	$103.6	$91.4
LCM inventory adjustments	0.4	(4.1)	(6.2)	(6.3)
LIFO inventory layer adjustments	—	—	0.9	—
Specialty products segment Adjusted EBITDA (excluding LCM/LIFO)	$47.7	$49.6	$98.3	$85.1

Fuel products segment Adjusted EBITDA	$32.3	$25.6	$73.7	$64.3
LCM inventory adjustments	(3.0)	(7.8)	(35.3)	(8.7)
Fuel products segment Adjusted EBITDA (excluding LCM/LIFO)	$29.3	$17.8	$38.4	$55.6

Continuing Operations Adjusted EBITDA	79.6	79.3	177.3	155.7
Discontinued Operations Adjusted EBITDA	—	(0.4)	—	(1.8)
Total Adjusted EBITDA	79.6	78.9	177.3	153.9
LCM inventory adjustments	(2.6)	(11.9)	(41.5)	(15.0)
LIFO inventory layer adjustments	—	—	0.9	—
Total Adjusted EBITDA (excluding LCM/LIFO)	$77.0	$67.0	$136.7	$138.9

Specialty products segment gross profit	$82.0	$88.0	$174.9	$157.6
LCM inventory adjustments	0.4	(4.1)	(6.2)	(6.3)
LIFO inventory layer adjustments	—	—	0.9	—
Specialty products segment gross profit (excluding LCM/LIFO)	$82.4	$83.9	$169.6	$151.3

Fuel products segment gross profit	$25.1	$35.4	$68.2	$79.0
LCM inventory adjustments	(3.0)	(7.8)	(35.3)	(8.7)
Fuel products segment gross profit (excluding LCM/LIFO)	$22.1	$27.6	$32.9	$70.3

Reported Specialty products segment gross profit per barrel	$36.59	$37.12	$37.36	$35.23
LCM/LIFO inventory adjustments per barrel	0.18	(1.73)	(1.13)	(1.41)
Specialty products segment gross profit per barrel (excluding LCM/LIFO)	$36.77	$35.39	$36.23	$33.82

Reported Fuel products segment gross profit per barrel	$3.52	$5.09	$4.70	$6.18
LCM/LIFO inventory adjustments per barrel	(0.42)	(1.12)	(2.43)	(0.68)
Fuel products segment gross profit per barrel (excluding LCM/LIFO)	$3.10	$3.97	$2.27	$5.50

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME (LOSS)
(In millions, except per unit data)

	Three Months Ended June 30,
	2019	2018
Reconciliation of Net Loss to Adjusted Net Income (Loss)	(Unaudited)
Net loss	$(16.8)	$(51.9)
Add:
LCM inventory adjustments	(2.6)	(11.9)
Unrealized (gain) loss on derivative instruments	12.2	(0.8)
Realized loss on derivatives, not included in net loss or settled in a prior period	—	2.1
(Gain) loss from debt extinguishment	(0.3)	58.2
Amortization of turnaround costs	5.6	2.7
Loss on impairment and disposal of assets	16.2	0.7
Equity based compensation and other non-cash items	2.3	0.1
Adjusted net income (loss)	$16.6	$(0.8)

Adjusted income (loss) per unit	$0.21	$(0.01)

Average limited partner units - diluted	78,212,837	77,730,458

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET DEBT / LTM ADJUSTED EBITDA
(In millions, except per unit data)

	Three Months Ended June 30,		Three Months Ended March 31,
	2019		2019
Reconciliation of Net Debt / LTM Adjusted EBITDA	(Unaudited)
6.50% Senior Notes due 2021	810.2		876.8
7.625% Senior Notes due 2022	350.0		350.0
7.75% Senior Notes due 2023	325.0		325.0
Capital Leases	3.0		3.3
Other	4.5		4.9
Total Debt	1,492.7		1,560.0

Less Cash	173.5		152.9
Net Debt	1,319.2		1,407.1

LTM Adjusted EBITDA (as reported)	287.3		286.6

Net Debt / LTM Adjusted EBITDA (as reported)	4.6	x	4.9	x